Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP AND MERGER
SUBSIDIARY INTO PARENT

Certificate of Ownership

MERGING

ACORN ENERGY, INC.
(a Delaware Corporation)

With and Into

ACORN FACTOR, INC.
(a Delaware Corporation)

Pursuant to Section 253 of the General Corporation Law of the State of Delaware

Acorn Factor, Inc, a Delaware Corporation (the “Company”), does hereby certify as follows:

1.
The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (“DGCL”) and its certificate was filed in the Office of the Secretary of State of Delaware on the 23rd day of July 1986. The Company was incorporated under the name Defense Software & Systems, Inc. Acorn Energy, Inc. (“Subsidiary”) is incorporated pursuant to the DGCL and its Certificate of Incorporation was filed in the Office of the Secretary of State of Delaware on December 18, 2007.

2.	The Company owns all of the outstanding shares of capital stock of Subsidiary.

3.	The Board of Directors of the Company, adopted the following resolutions at a meeting held on the 18th day of December, 2007:

RESOLVED, that at 11:59 p.m. on December 31, 2007 (the “Effective Time”), provided that the Company has filed the Certificate of Ownership and Merger filed in respect of the Merger (as hereinafter defined), Acorn Energy, Inc. (the “Subsidiary”) shall be merged with and into the Company with the Company being the surviving corporation (the “Merger”); and

FURTHER RESOLVED, that it is intended that the Merger qualify as a tax-free organization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, and that these resolutions constitute a plan of reorganization within the meaning of Section 368; and

FURTHER RESOLVED, that, at any time prior to the Effective Time, the Merger may be amended, modified, terminated or abandoned by action of the Board of Directors of the Company; and

FURTHER RESOLVED, that pursuant to Section 259 of the DGCL, at the Effective Time, the separate existence of the Subsidiary shall cease, and the Company shall continue its existence as the surviving corporation of the Merger; and

FURTHER RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding or treasury share of capital stock of the Company shall remain unchanged and continue to remain outstanding or held in treasury, respectively, as one share of capital stock of the Company, held by the person who was the holder of such share of capital stock of the Company immediately prior to the Merger; and

FURTHER RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof; and

FURTHER RESOLVED, that, in connection with the Merger, the Board of Directors deems it desirable, advisable and in the best interest of the Company and its stockholders to change its corporate name to “Acorn Energy, Inc.”; and

FURTHER RESOLVED, that, at the Effective Time, Article First of the Certificate of Incorporation of the Company shall be amended to read in its entirety as follows:

“FIRST:  The name of the corporation is Acorn Energy, Inc. (the “Corporation”).”

FURTHER RESOLVED, that each officer of the Company is authorized to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions, and the date of adoption thereof, in the discretion of such officer to specify therein an Effective Time subsequent to the filing thereof and to file the same in the office of the Secretary of State of the State of Delaware; and

FURTHER RESOLVED, that in connection with changing the Company’s name, each officer of the Company is authorized, in the name and on behalf of the Company, to enter into any agreements with the office of the Secretary of State of the State of Delaware, and to make and execute such additional certificates and to file the same in the office of the Secretary of State of the State of Delaware, in each case as may, in his or her judgment, be required or advisable; and

FURTHER RESOLVED, that in order for the Company to comply with all applicable regulations and requirements of federal, state, local and foreign governmental agencies and exchanges, each officer of the Company is authorized, in the name and on behalf of the Company, to prepare, execute and file or cause to be filed all reports, statements, documents, undertakings, commitments and information with any exchange or governmental agencies as may, in his or her judgment, be required or advisable in connection with the Merger or the Company’s name change; and

FURTHER RESOLVED, that, after the Effective Time, each officer of the Company is hereby authorized, in the name and on behalf of the Company, to apply to, and to take such steps and to execute such documents as may be necessary or desirable to, change the name in which the Company is qualified to do business, in such jurisdictions as it is qualified, to reflect the change in the Company’s name; and

FURTHER RESOLVED, that, after the Effective Time, each officer of the Company is hereby authorized, in the name and on behalf of the Company, to prepare, execute and file a listing application or supplemental listing application, and such other documents, and to take such steps, as may be necessary or desirable, with the NASDAQ Stock Market, Inc., the Depositary Trust Company, and/or the Company’s transfer agent to reflect the change in the Company’s name and the CUSIP numbers of the Company’s securities; and

FURTHER RESOLVED, that in connection with changing the Company’s name, each officer of the Company is authorized, in the name and on behalf of the Company, to amend or modify the Company’s stock certificates, to change the CUSIP numbers of the Company’s securities, to create a new corporate seal, to notify the Company’s stockholders and to give such notices to, and obtain such consents from, third parties, in each case as may, in his or her judgment, be required or advisable; and

FURTHER RESOLVED, that each officer of the Company is hereby authorized, in the name and on behalf of the Company, to sign, seal, execute, acknowledge, file, deliver and record all papers, instruments, agreements, documents and certificate, and to pay all charges, fees, taxes and other expenses, from time to time necessary, desirable or appropriate to be done, signed, sealed, executed, acknowledged, filed, delivered, recorded or paid, under any applicable law, or otherwise, as may be necessary or desirable to effectuate the immediately preceding resolution and to make any other amendments or modifications to such identified plans and any other benefits plans or programs (including registration statements, trust agreements and any other related documents) maintained or sponsored by the Company or any of its affiliates to reflect the change in the Company’s name; and

FURTHER RESOLVED, that, after the Effective Time, each officer of the Company is hereby authorized, in the name and on behalf of the Company, to sign, seal, execute, acknowledge, file, deliver and record all papers, instruments, agreements, documents and certificate, and to pay all charges, fees, taxes and other expenses, from time to time necessary, desirable or appropriate to be done, signed, sealed, executed, acknowledged, filed, delivered, recorded or paid, under any applicable law, or otherwise, as may be necessary or desirable in order to change the names of the Company’s subsidiaries to reflect the change in the Company’s name; and

FURTHER RESOLVED, that, after the Effective Time, each officer of the Company is hereby authorized, in the name and on behalf of the Company, to sign, seal, execute, acknowledge, file, deliver and record all papers, instruments, agreements, documents and certificate, and to pay all charges, fees, taxes and other expenses, from time to time necessary, desirable or appropriate to be done, signed, sealed, executed, acknowledged, filed, delivered, recorded or paid, under any applicable law, or otherwise, as may be necessary or desirable in order to incorporate a new subsidiary in the State of Delaware with the name “Acorn Energy, Inc.”; and

FURTHER RESOLVED, that all actions to be taken or heretofore taken by any officer or agent of the Company in connection with any matter referred to or contemplated by any of the foregoing resolutions be, and they hereby are, approved, ratified and confirmed in all respects; and

FURTHER RESOLVED, that each officer of the Company is authorized to do all acts and things and to sign, seal, execute, acknowledge, file, deliver and record all papers, instruments, agreements, documents and certificates, and to pay all charges, fees, taxes and other expenses, from time to time necessary, desirable or appropriate to be done, signed, sealed, executed, acknowledged, filed, delivered, recorded or paid, under any applicable law, or otherwise, and to certify as having been adopted by this Board of Directors any form of resolution required by any law, regulation or agency, in order to effectuate the purpose of the foregoing resolutions or any of them or to carry out the transactions contemplated hereby.

4.	The surviving corporation shall be the Company and the name of the Company shall be changed to “Acorn Energy, Inc.” in accordance with the resolution set forth above.

5.	This Certificate of Ownership and Merger shall be effective and the Subsidiary shall be merged with and into the Company as of 11:59 p.m. on December 31, 2007.

[Signature Page Follows]

IN WITNESS WHEREOF, this Certificate of Ownership and Merger is hereby executed on behalf of Acorn Factor, Inc. this 21st day of December, 2007.

By:	/s/ Sheldon Krause
Sheldon Krause
Secretary and General Counsel